UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2014

BLACKCRAFT CULT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54898	30-0686483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 N Main Street. Unit B
Orange, CA 92867
(Address of Principal Executive Offices, including zip code)

(480) 206-7469
(Registrant’s telephone number, including area code)

Merculite Distributing, Inc.
19081 N. Shelby Dr.
Maricopa, Arizona 85138
(Former name, former address, if changed since last report)

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of a Director

On March 17, 2014, the Board of Directors (the “Board”) unanimously appointed Mr. Robert Schubenski to serve as a Director of the Company.

Robert Schubenski, Age 25, co-founder of Blackcraft Emoji Incorporated (“Blackcraft”) from 2012 to present, which started with a passionate idea, 40 black T-shirts, a few close friends and $100 in July 2012 has transcended into a lifestyle apparel company we currently see today. Through their organic, grass roots marketing campaign, Blackcraft’s message and products quickly gained acceptance and spread throughout the music, fashion, and tattoo communities, gaining credibility and admiration across the globe. The sale of 40 t-shirts produced five hundred dollars from which 200 more t-shirts were purchased and sold, and this trend continued. All the profits from each order sale were put back into the business so the Company would grow organically. Up until this point the Company operated from the attic of a friend's house in Orange, California. After the brand started to gain traction, Blackcraft reached out to people and bands such as Slayer, Deftones, Fall Out Boy, Kesha, Marilyn Manson, Alice Cooper, and AFI. The Company gained significant exposure through this method with band members wearing Blackcraft’s shirts in press photos, on stage, and in magazine articles such as Rolling Stone and Alternative Press. Still playing in a band, The Witch Was Right, Mr. Schubenski left to go on tour while the other co-founder of Blackcraft, Jim Somers, stayed back to fulfill orders and keep the Company going. By the time Mr. Schubenski returned, it was clear that the Company had outgrown the basement and needed a warehouse to fulfill the rapidly growing orders.

At this time, Mr. Schubenski does not have an employment agreement, nor does he receive any compensation in connection with his appointment as a Director of the Company. There are no family relationships between Mr. Schubenski and any director or executive officer of the Company.

Item 5.03                      Amendment Articles of Incorporation.

On March 18, 2014, the Company changed its name from Merculite Distributing, Inc. to Blackcraft Cult, Inc. The amendment occurred as a result of our stockholders approving the amendment at the 2014 Annual Meeting of Stockholders and a subsequent vote by the Board of Directors. A copy of the Certificate of Amendment is attached hereto as Exhibit 3(i)(a).

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders by proxy at the 2014 Annual Meeting of Stockholders held on March 17, 2014:

(1)	The election of two members of the board of directors to serve for the ensuing year or until their successor have been duly elected and qualified;

(2)	The ratification of the appointment of De Joya Griffith, LLC as our independent auditors for the fiscal year ending December 31, 2014;

(3)	The consideration of any other matter that may properly come before the meeting or any adjournment thereof;

The shareholders approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to a name to be determined by the Board of Directors.

For more information about the foregoing proposals, see our proxy statement dated March 6, 2014, the relevant portions of which are incorporated herein by reference. Holders of our common stock are entitled to one vote per share. Only stockholders of record at the close of business on March 5, 2014, were entitled to vote. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Election of Directors

Director Nominee	Votes For	Votes Withheld	Non-Votes
Steven Subick	477,319	0	267,431
Robert Schubenski	477,319	0	267,431

The two were elected to the Board of Directors, and will serve as directors until our next annual meeting or until their respective successors are elected and qualified.

Ratification of De Joya Griffith, LLC as Our Independent Registered Public Accounting Firm

The results of the voting were 477,319 votes for, 0 votes against, 0 abstentions, and 267,431 non-votes. The appointment of De Joya Griffith, LLC was ratified.

Approval of Executive Compensation

The results of the voting were 477,319 votes for, 0 votes against, 0 abstentions, and 267,431 non-votes. Therefore, Executive Compensation was approved.

Approval of the Frequency of the Advisory Vote on Executive Compensation

The results of the voting were 477,319 votes for, 0 votes against, 0 abstentions, and 267,431 non-votes. Therefore, the frequency of the advisory vote on Executive Compensation every three years was approved.

Approval of Amendment to the Company’s Articles of Incorporation to Change the Name of the Company to a name to be determined by the Board of Directors.

A shareholder proposal regarding changing the name change was approved. The results of the voting were 477,319 votes for, 0 votes against, 0 abstentions, and 267,431 non-votes. The amendment was approved.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Exhibits

Exhibit Number	Description
3(i)(a)	Certificate of Amendment – Dated March 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKCRAFT CULT, INC.

By: /s/ Steven Subick
Steven Subick, President

Date:  March 18, 2014